SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010 (December 3, 2010)

EMERGENT GROUP INC.
(Exact name of Registrant as specified in Charter)

Nevada	0-21475	93-1215401
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10939 Pendleton Street, Sun Valley, CA		91352
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 394-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement.

On December 3, 2010, the Company's wholly-owned subsidiary, PRI Medical Technologies, Inc. and City National Bank executed an amendment dated October 25, 2010 to their revolving credit agreement so that the revolving credit agreement now expires at the close of business on January 3, 2012. The parties also agreed to modify certain financial covenants and to increase the line-of-credit to $2.5 million.

Item 7.01     Regulation FD

The company announced its special and annual dividend in the Press Release dated December 7, 2010.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Form 8-K.

Number	Exhibit
10.1	Third Amendment to Credit Agreement by and between PRI Medical Technologies, Inc. and City National Bank.

99.1	Dividend Press Release dated December 7, 2010. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EMERGENT GROUP INC. (Registrant)

Dated: December 7, 2010	By:	/s/ William M. McKay
William M. McKay, Chief Financial Officer, and Secretary